UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2005

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

10140 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

(Registrant’s telephone number, including are code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d=2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

On September 23, 2005, Res-Care, Inc. (“ResCare”) entered into a purchase agreement with J.P. Morgan Securities, Inc., as representative of a group of initial purchasers, providing for the issuance by ResCare of $150 million aggregate principal amount of 7 3/4% Senior Notes due 2013 (the “Notes”) through a private placement. The issue price of the Notes will be 99.261% of the principal amount. The net proceeds from the offering, after deducting estimated discounts, commissions and expenses of the offering, are expected to be approximately $145.4 million. The obligations of the initial purchasers are subject to market and other customary conditions. It is expected that delivery of the Notes will be made against payment therefor on or about October 3, 2005. The purchase agreement provides that ResCare will agree to indemnify the initial purchasers against certain liabilities, including liabilities under securities laws, or contribute to payments that the initial purchasers may be required to make in respect of those liabilities.

Item 7.01. Regulation FD Disclosure

On September 28, 2005, ResCare announced that it had agreed to issue $150 million principal amount of 7 3/4% Senior Notes due 2013, through a private placement, subject to market and other customary conditions. The press release, which contains pricing information about the Notes, is attached as Exhibit 99.1 to this report. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The information filed under this Item 7.01 and Exhibit 99.2 is being furnished pursuant to Regulation FD and not filed pursuant to the Securities Exchange Act of 1934, as amended. None of this information may be incorporated by reference into any other filings ResCare has made or may make pursuant to the Securities Act, or into any other documents unless such portion of this Current Report on Form 8-K is expressly and specifically identified in such filing as being incorporated by reference therein. In addition, the furnishing of the information in this Report and in the attached Exhibit 99.2 is not intended to, and does not, constitute a determination or admission that the information is material, or that you should consider this information before making an investment decision with respect to any security of ResCare. The information contained in Exhibit 99.2 is qualified by, and should be read in conjunction with, the information contained in Exhibits 99.4 and 99.5 of the Company’s Current Report on Form 8-K dated September 15, 2005, which are incorporated herein by reference. ResCare undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued September 28, 2005.

99.2	Certain Information that may be Disclosed to Prospective Investors in a Private Placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

By	/s/ Ronald G. Geary
Ronald G. Geary
Chairman, CEO and President